EX-99.(g)(1)

                                                                       2/8/01







                              AMENDED AND RESTATED
                            MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT
















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                                TABLE OF CONTENTS
SECTION                                                                    PAGE

DEFINITIONS..................................................................3
ARTICLE I - CUSTODY..........................................................5
     1. Appointment of Custodian.............................................5
     2. Custody of Cash and Securities.......................................5
     3. Settlement of Series Transactions...................................10
     4. Lending of Securities...............................................10
     5. Persons Having Access to Assets of the Series.......................10
     6. Standard of Care; Scope of Custodial Responsibilities...............11
     7. Appointment of  Subcustodians.......................................13
     8. Overdraft Facility and Security for Payment.........................13
     9. Tax Obligations.....................................................13
ARTICLE II - FOREIGN CUSTODY MANAGER SERVICES...............................14
     1. Delegation..........................................................14
     2. Changes to Appendix C...............................................14
     3. Reports to Board....................................................14
     4. Monitoring System...................................................14
     5. Standard of Care....................................................14
     6. Use of Securities Depositories......................................14
ARTICLE III - Information Services..........................................16
     1. Risk Analysis.......................................................16
     2. Monitoring of Securities Depositories...............................16
     3. Use of Agents.......................................................16
     4. Exercise of Reasonable Care.........................................16
     5. Liabilities and Warranties..........................................16
ARTICLE IV - GENERAL PROVISIONS.............................................17
     1. Compensation........................................................17
     2. Insolvency of Foreign Custodians....................................17
     3. Liability for Depositories..........................................17
     4. Damages.............................................................17
     5. Indemnification; Liability of the Series............................17
     6. Force Majeure.......................................................18
     7. Termination.........................................................18
     8. Inspection of Books and Records.....................................19
     9. Miscellaneous.......................................................19
APPENDIX A.....Authorized Persons...........................................22
APPENDIX B.....Fund Officers................................................23
APPENDIX C.....Selected Countries...........................................24
APPENDIX D.....Information Services Agreement...............................25
APPENDIX E.....Self Custody Rider...........................................28


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APPENDIX F.....List of Series...............................................27



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                              AMENDED AND RESTATED
                            MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT




     This AGREEMENT is effective as of May 1, 2001, and is between JNL VARIABLE FUND LLC, JNL VARIABLE FUND III LLC and JNL VARIABLE FUND V LLC (each individually the "Fund"), each a Delaware Limited Liability Company organized under the laws of Delaware having its principal office and place of business at 225 West Wacker Drive, Suite 1200, Chicago, IL 60606, and BOSTON SAFE DEPOSIT AND FUND COMPANY, (the "Custodian") a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.



                              W I T N E S S E T H:

     WHEREAS, the Fund is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the Series listed on Appendix F subject to this Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a "Series" and collectively as the "Series");

     WHEREAS, the Fund and the Custodian desire to restate the terms of their existing custody agreement to reflect the changes to Rules 17f-5 and Rule 17f-7, and to set forth their agreement with respect to the custody of the Series' Securities and cash and the processing of Securities transactions;

     WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager; and

     WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II;

     WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

     NOW THEREFORE, the Fund and the Custodian agree as follows:


DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

     1.   "Act":  the  Investment   Company  Act  of  1940  and  the  Rules  and
          Regulations thereunder, all as amended from time to time.

     2.   "Agreement": this agreement and any amendments.

     3. "Assets": any of the Series' investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Series' transactions in such investments.

     4. "Authorized Person": the Chairman of the Fund's Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Series which is listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

     5. "Board": the Board of Managers (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Fund.

     6. "Book-Entry System": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

     7. "Business Day": any day on which the Series, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

     8. "Certificate": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Series by an Authorized Person or Persons designated by the Board to issue a Certificate.

     9. "Eligible Securities Depository": the meaning of the term set forth in Rule 17f-7(b)(1).

     10. "Foreign Custodian": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Series.

     11. "Instructions": directions and instructions to the Custodian from an Authorized Person in writing by facsimile or electronic transmission subject to the Custodian's practices or any other method specifically agreed upon, provided that the Custodian may, in its discretion, accept oral directions and instructions from an individual it reasonably believes to be an Authorized Person and may require confirmation in writing.

     12.  "Primary Custodian": the meaning set forth in Rule 17f-7(b)(2).

     13. "Prospectus": a Series' current prospectus and statement of additional information relating to the registration of the ' Shares under the Securities Act of 1933, as amended.

     14.  "Risk Analysis": the analysis required under Rule 17f-7(a)(1)(A).

     15.  "Rules  17f-4,  17f-5 and  17f-7":  such  Rules as  promulgated  under
          Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

     16.  "Security" or "Securities":  bonds, debentures, notes, stocks, shares,
          evidences  of  indebtedness,   and  other   securities,   commodities,
          interests and investments from time to time owned by the Series.

     17.  "Securities  Depository":   a  system  for  the  central  handling  of
          securities as defined in Rule 17f-4.

     18. "Selected Countries": the jurisdictions listed on Appendix C as such may be amended from time to --------- time in accordance with Article II.

     19.  "Shares": shares of each Series, however designated.

     20. "Transfer Agent": the person which performs the transfer agent functions for a Series.





                                    ARTICLE I

                               CUSTODY PROVISIONS

1. Appointment of Custodian. The Board appoints, and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Series during the period of this Agreement.

2.   Custody of Cash and Securities.

     (a) Receipt and Holding of Assets. The Series will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Series with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Series deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

     (b) Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Series shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Series

          (1)  In payment for Securities purchased for the applicable Series;

          (2)  In payment of dividends or distributions with respect to Shares;

          (3) In payment for Shares which have been redeemed by the applicable Series;

          (4)  In payment of taxes;

          (5) When Securities are called, redeemed, retired, or otherwise become payable;

          (6) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

          (7) Upon conversion of Securities pursuant to their terms into other securities;

          (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

          (9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

          (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Series;

          (11) In connection with any borrowings by the applicable Series or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

          (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Series.

          (13) For the purpose of redeeming shares of the capital stock of the applicable Series and the delivery to, or the crediting to the account of, the Custodian or the applicable Series' transfer agent, such shares to be purchased or redeemed;

          (14) For the purpose of redeeming in kind shares of the applicable Series against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

          (15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

          (16) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

          (17) Upon the termination of this Agreement; and

          (18) For other proper purposes as may be specified in Instructions issued by an officer of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Fund.

     (c) Actions Which May be Taken Without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

          (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

          (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the
               Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments where such dates are not published in sources routinely used by the Custodian which are owned by the Series and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Series with respect to put bonds or similar instruments;

          (3)  Surrender Securities in temporary form for definitive Securities;

          (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Series all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Series;

          (5) Submit or cause to be submitted to the applicable Series or its investment advisor as designated by the applicable Series information actually received by the Custodian regarding ownership rights pertaining to property held for the applicable Series;

          (6) Deliver or cause to be delivered any Securities held for the applicable Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (7) Deliver or cause to be delivered any Securities held for the applicable Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the applicable Series and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Series;

          (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the applicable Series;

          (10) Deliver Securities owned by the applicable Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments where such dates are not published in sources routinely used by the Custodian which are owned by the Series and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Series for the accuracy or completeness of any notification the Custodian may furnish to the Series with respect to put bonds or similar investments;

          (11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Series; and

          (12) Execute any and all documents, agreements or other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

     (d) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish each Series with confirmations and a summary of all transfers to or from the account of the Series during the day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Series. At least monthly, the Custodian shall furnish each Series with a detailed statement of the Securities and monies held for the Series under this Custody Agreement.

     (e) Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of each Series in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Series in the name of the Fund or the Series, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the applicable Series and which may from time to time be registered in the name of the Fund or the applicable Series.

     (f) Segregated Accounts. Upon receipt of Instruction, the Custodian will, from time to time establish segregated accounts on behalf of the applicable Series to hold and deal with specified assets as shall be directed.


3.   Settlement of Series Transactions.

     (a) Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

     (b) Contractual Income. Unless the parties agree to the contrary, the Custodian shall credit the applicable Series in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries with back value to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

     (c) Contractual Settlement. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse with back value to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. Lending of Securities. The Custodian may lend the assets of the Series in accordance with the terms and conditions of a separate securities lending agreement, approved by the Fund.

5.   Persons Having Access to Assets of the Series.

     (a) No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Series held by the Custodian or be authorized or permitted to withdraw any investments of the Series, nor shall the Custodian deliver any assets of the Series to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Series.

     (b) Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Series or of the Series' administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Series prohibited by paragraph (a) of this Section 5.

6.   Standard of Care; Scope of Custodial Responsibilities.

     (a) Standard of Care. Custodian shall be required to exercise reasonable care with respect to its duties under this Agreement unless otherwise provided.

          (1) Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian.

          (2) The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

     (b) Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          (1) The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

          (2) The validity of the issue of any Securities purchased by the Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

          (3) The legality of the sale of any Securities by the Series or the propriety of the amount for which the same are sold;

          (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

          (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

          (6) The legality of the declaration or payment of any distribution of the Series;

          (7) The legality of any borrowing for temporary administrative or emergency purposes.

     (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Series until the Custodian actually receives and collects such money.

     (d) Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Series from the Transfer Agent nor be required to cause payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent.

     (e) Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

     (f) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Series are such as may properly be held by the Series under the provisions of its governing instruments or Prospectus.

     (g) Reliance on Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Series. Where the Custodian is issued Instructions orally, the Series acknowledge that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Series shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be under no duty to question any direction of an Authorized Person to review any property held in the account, to make any suggestions with respect to the investment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian.

7. Appointment of Subcustodians. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Series. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8. Overdraft Facility and Security for Payment. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Series for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate agreed upon from time to time, by the Custodian and the Series or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft, the Series hereby grant to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Series' account from time to time in the full amount of such Overdraft. Should the Series fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Series' account and to liquidate Securities in the account as necessary to meet the Series' obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

9. Tax Obligations . To the extent an Authorized Person has provided necessary information to the Custodian, the Custodian shall use reasonable efforts to assist the Fund with respect to the Fund's tax obligations, including the payment of taxes, withholding requirements, certification and reporting requirements, and claims for exemptions or refunds, interest, penalties and other related expenses of the Fund. The Fund shall notify the Custodian in writing of any such tax obligations. The Custodian shall have no responsibility or liability for any tax obligations now or hereafter imposed on the Fund by any taxing authorities, domestic or foreign.

     To the extent the Custodian may be responsible under any applicable law for any tax obligation, the Fund shall direct the Custodian with respect to the performance of such obligations, and shall provide the Custodian with the necessary funds and all information required by the Custodian to meet such obligations. All such tax obligations shall be paid from the Fund unless paid by the Company.

     In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

                                   ARTICLE II

                        FOREIGN CUSTODY MANAGER SERVICES

1. Delegation. The Board delegates to, and the Custodian hereby agrees to accept responsibility as the Fund's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C in accordance with Rule 17f-5(c).

2. Changes to Appendix C. Appendix C may be amended by written agreement from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Series.

3. Reports to Board. Custodian shall provide written reports notifying Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Series' foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund.

4. Monitoring System. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5. Standard of Care. In exercising the delegated authority under this Article of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).


6. Use of Securities Depositories. In exercising its delegated authority, Custodian may assume that the Series and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Series decides to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided the Fund on behalf of such Series with a Risk Analysis.

                                  ARTICLE III

                              Information Services

1. Risk Analysis. The Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund on behalf of the Series. If a new Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2. Monitoring of Securities Depositories. The Custodian will monitor the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund on behalf of the Series with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the Fund on behalf of the Series or its investment adviser of any material change in these risks.

3. Use of Agents. The Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. Exercise of Reasonable Care. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this
     Article III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this Article III.

5. Liabilities and Warranties. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.

                                   ARTICLE IV

                               GENERAL PROVISIONS

1.   Compensation.

     (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Fund.

     (b) The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

     (c) If not paid directly or timely by the Fund, the Custodian may charge against assets held on behalf of the Series compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against assets of the Series the amount of any loss, damage, liability or expense incurred with respect to the Series, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2. Insolvency of Foreign Custodians. The Custodian shall be responsible for losses or damages suffered by the Series arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. Liability for Depositories. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Series with a Securities Depository.

4. Damages. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5.   Indemnification; Liability of the Series.

     (a) The Fund shall indemnify and hold the Custodian harmless from all liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the Custodian's negligence or willful misconduct.

     (b) The Series and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Series, individually, but are binding only upon the assets and property of the Fund.

6. Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Series' property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7.   Termination.

     (a) Either party may terminate this Agreement by giving the other party sixty (60) days notice in writing, specifying the date of such termination. In the event notice is given by the Fund, it shall be accompanied by a Certificate evidencing the vote of the Fund's Board to terminate this Agreement and designating a successor.

     (b) In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act or the Series. If the Fund fails to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Series, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and or the Series responsibilities under to this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Series.

     (c) Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Series, after deducting all fees, expenses and other amounts owed.

     (d) In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

8. Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9.   Miscellaneous.

     (a) Appendix A is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

     (b) Appendix B is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

     (c) Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

               The Custodian:

               Boston Safe Deposit and Trust Company
               135 Santilli Highway
               Everett, Massachusetts  02149
               Attn: Steve Stranahan

               The Fund:

               JNL Variable Fund LLC
               JNL Variable Fund III LLC

               JNL Variable Fund V LLC
               225 West Wacker Drive, Suite 1200
               Chicago, IL 60606
               Attn. Mark Nerud


          or at such other place as the parties may from time to time designate to the other in writing.

     (d) This Agreement may not be amended or modified except by a written agreement executed by both parties.

     (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

     (f) Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

     (g) The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

     (h) The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Series' Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

     (i) This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

     (j) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (k) Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound.

     (l) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


                      JNL VARIABLE FUND LLC
                      JNL VARIABLE FUND III LLC
                      JNL VARIABLE FUND V LLC

                      By:
                                  -----------------------------------
                      Name:       Andrew B. Hopping
                      Title:      President



                      BOSTON SAFE DEPOSIT AND TRUST COMPANY


                      By:
                                  -----------------------------------
                      Name:
                      Title:

                                   APPENDIX A

                           LIST OF AUTHORIZED PERSONS



        I, Thomas J. Meyer, the Secretary of the JNL Variable Fund LLC, JNL Variable Fund III LLC and JNL Variable Fund V LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:


        The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each Series thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

       Name                                          Signature



Andrew B. Hopping
                                            ------------------------------------

Thomas J. Meyer
                                            ------------------------------------

Robert A. Fritts
                                            ------------------------------------

Mark D. Nerud
                                            ------------------------------------

Susan S. Rhee
                                            ------------------------------------

William V. Simon
                                            ------------------------------------

Layne Glunt

                                            ------------------------------------



                            JNL VARIABLE FUND LLC
                            JNL VARIABLE FUND III LLC
                            JNL VARIABLE FUND V LLC

                            By:
                               --------------------------------------------
                               Secretary
                            Dated:

                                   APPENDIX B

                                  FUND OFFICERS



        I, Thomas J. Meyer, the Secretary of the JNL Variable Fund LLC, JNL Variable Fund III LLC and JNL Variable Fund V LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:


        The following individuals serve in the following positions with the Series and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                                Position                  Signature


Andrew B. Hopping          Chairman of the Board
                           and President                  ----------------------



Robert A. Fritts           Vice President, Treasurer
                           and Chief Financial Officer    ----------------------


Thomas J. Meyer            Vice President, Secretary
                           and Counsel                    ----------------------


Mark D. Nerud              Vice President and
                           Assistant Treasurer            ----------------------


 Susan S. Rhee             Assistant Secretary
                                                          ----------------------


                            JNL VARIABLE FUND LLC
                            JNL VARIABLE FUND III LLC
                            JNL VARIABLE FUND V LLC

                            By:
                               --------------------------------------------
                               Secretary
                            Dated:






                                   APPENDIX C
                               Selected Countries

Argentina
Australia
Austria
Bangladesh
Belgium
Bermuda
Bolivia
Botswana
Brazil
Canada
Chile
China/Shenzhen
China/Shanghai
Colombia
Czech Republic
Denmark
Ecuador
Egypt
Estonia
Finland
France
Germany
Ghana
Greece
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jordan
Kenya
Korea, Republic of
Luxembourg
Malaysia
Mauritius
Mexico
Morocco
Namibia
The Netherlands
New Zealand
Norway
Pakistan
Panama
Peru
The Philippines
Poland
Portugal
Romania
Russia
Singapore
Slovakia
Slovenia
South Africa
Spain
Sri Lanka
Sweden
Switzerland
Taiwan
Thailand
Trinidad & Tobago
Turkey
United Kingdom
Uruguay
Venezuela
Zambia
Zimbabwe

                                   APPENDIX D

                    ANCILLARY INFORMATION SERVICES AGREEMENT

     Until Custodian provides a Risk Analysis pursuant to Article III of the Agreement with respect to a Securities Depository operating in a particular country as set forth on Appendix C, the following sets forth our agreement with respect to the delivery of certain information to the Board or its agents as requested by the Board from time to time. These terms shall control over the provisions of Article III of this Agreement but shall cease to apply as to any country for which Custodian provides a Risk Analysis for one or more Securities Depositories operating therein. Otherwise, unless continued as provided below, these provisions shall expire on July 2, 2001.

     After expiration, the information set forth in Sections 2, A and B below may be provided as agreed upon from time to time in writing between the Fund and the Custodian subject to Section 3 hereof.

1. Provision of Information. In accordance with the provisions of this Information Services Agreement, the Custodian agrees to provide to the Board, or at the direction of the Board, the Fund's investment advisors, the information set forth in Section 2, below, with respect to Foreign Custodians and Securities Depositories which hold Securities, Assets, or other property of the Series and the systems and environment for securities processing in the jurisdiction in which such Foreign Custodians or Securities Depositories are located. The Custodian shall provide only that portion of such information as is reasonably available to it.

2.   Information to be Provided.
     A.   Country Information
     o    Settlement Environment
     o    Depository
     o    Settlement Period
     o    Trading
     o    Security Registration
     o    Currency
     o    Foreign Investment Restrictions
     o    Entitlements
     o    Proxy Voting
     o    Foreign Taxation

     B.   Subcustodian Information
     o    Financial Information
     o    Regulator
     o    External Auditor
     o    How Securities are Held
     o    Operational Capabilities
     o    Insurance Coverage

     C.   Depository Information (if applicable to the Country)
     o    Name
     o Information relative to Determining Compulsory or Voluntary Status of the Facility
     o    Type of Entity
     o    Ownership Structure
     o    Operating History
     o    Eligible Instruments
     o    Security Form
     o    Financial Data
     o    Regulator
     o    External Auditor

     D.   Information on the Following Legal Questions

     o Would the applicable foreign law restrict the access afforded the independent public accountants of the Series to books and records kept by a Foreign Custodian?

     o Would the applicable foreign law restrict the ability of the Series to recover its assets in the event of bankruptcy of the Foreign Custodian?

     o Would the applicable foreign law restrict the ability of the Series to recover assets that are lost while under the control of the Foreign Custodian?

     o What are the foreseeable difficulties in converting the Series' cash into U.S. dollars?

3. Liability and Warranties. While the Custodian will take reasonable precautions to ensure that information provided is accurate the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information. The Custodian makes no other warranty or representation, either express or implied, as to the merchantability or fitness for any particular purpose of the information provided under this Appendix D

Acknowledged:


----------------------------               ---------------------------
JNL Variable Fund LLC                      Boston Safe Deposit and Trust Company
JNL Variable Fund III LLC
JNL Variable Fund V LLC

                                   APPENDIX E

                               SELF CUSTODY RIDER


Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall apply to this Agreement as being subject to Rule 17f-2 under the Act.

1. Physical Separations of Securities. Except as permitted by Rule 17f-2 or Rule 17f-4, the Custodian shall hold all Securities deposited with it physically segregated at all times from those of any other person.

2. Access to Securities. Except as otherwise provided by law, no person shall be authorized or permitted to have access to the Securities deposited with the Custodian except pursuant to a Board resolution. Each such resolution shall designate not more than five persons who shall be either officers or responsible employees of the Fund and shall provide that access to such investments shall be only by two or more such persons jointly, at least one of whom shall be an officer; except that access to such investments shall be permitted (1) to properly authorized officers and employees of the Custodian and (2) to the Fund's independent public accountant jointly with any two persons so designated or with such officer or employee of the Custodian.

3. Deposits and Withdrawals. Each person when depositing such securities or similar investments in or withdrawing them from a Securities Depository or when ordering their withdrawal and delivery from the safekeeping of the Custodian, shall comply with the requirements of Rule 17f-2(e).

4. Examination. The Fund shall comply with the requirements of Rule 17f-2(f) with regard to examination by an independent public accountant.

Acknowledged:


----------------------------               ---------------------------
JNL Variable Fund LLC                      Boston Safe Deposit and Trust Company
JNL  Variable  Fund III LLC
JNL Variable Fund V LLC

                                   APPENDIX F

                                 LIST OF SERIES




JNL VARIABLE FUND LLC

Series:

JNL/First Trust The Dow(SM) Target 5 Series
JNL/First Trust The Dow(SM) Target 10 Series
JNL/First Trust The S&P(R) Target 10 Series
JNL/First Trust Global Target 15 Series
JNL/First Trust Target 25 Series
JNL/First Trust Target Small-Cap Series
JNL/First Trust Technology Sector Series
JNL/First Trust Pharmaceutical/Healthcare Sector Series
JNL/First Trust Financial Sector Series
JNL/First Trust Energy Sector Series
JNL/First Trust Leading Brands Sector Series
JNL/First Trust Communications Sector Series


JNL VARIABLE FUND III LLC

Series
JNL/First Trust The Dow(SM) Target 10 Series


JNL VARIABLE FUND V LLC

Series
JNL/First Trust The Dow(SM) Target 10 Series